UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 7, 2008

Sport Supply Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15289	22-2795073
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1901 Diplomat Drive, Farmers Branch, Texas		75234
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 484-9484

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2008, Sport Supply Group, Inc. (the "Company") entered into Amendment No.1 To Amended and Restated Credit Agreement (the "Amendment No. 1"). The Amendment No. 1 amended the Company’s Amended and Restated Credit Agreement, dated as of October 30, 2007, to (i) increase from $5 million to $10 million the allowed purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any shares of its common stock, $0.01 par value per share, and (ii) change the name of the lendor from Merrill Lynch Business Financial Services Inc. to Merrill Lynch Commercial Finance Corp. A copy of the Amendment No. 1 is attached to this Current Report as Exhibit 10.1 and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment No. 1, dated January 7, 2008, by and between the Company and Merrill Lynch Commercial Finance Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sport Supply Group, Inc.

January 7, 2008	By:	John Pitts

Name: John Pitts
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1, dated January 7, 2008, by and between the Company and Merrill Lynch Commercial Finance Corp.